United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 14, 2012

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 8.01 (other than the last paragraph in Item 8.01) and incorporated by reference therein is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On December 14, 2012, Lockheed Martin Corporation (“Lockheed Martin”) issued $1,336,384,000 aggregate principal amount of its new 4.07% Notes due 2042 (the “new notes”). The new notes were issued in exchange for a portion of Lockheed Martin’s outstanding debt securities listed in the table below (the “old notes”), and additional aggregate cash consideration of $225,408,323. Exchanging holders also received a cash payment representing accrued and unpaid interest on the old notes and cash in lieu of fractional portions of new notes.

The table below identifies the aggregate principal amount of each series of old notes exchanged in the exchange offer.

Series of Old Notes	Aggregate Principal Amount of Old Notes Outstanding Prior to Exchange	Aggregate Principal Amount of Old Notes Exchanged
7.00% Debentures due 2023 (as successor in interest to Loral Corporation)	$190,000,000	$60,978,000

8.375% Debentures due 2024 (as successor in interest to Loral Corporation)	$167,772,000	$275,000

7.625% Debentures due 2025 (as successor in interest to Loral Corporation)	$150,000,000	$7,855,000

7.75% Debentures due 2026	$228,495,000	$60,101,000

8.50% Debentures due 2029	$205,047,000	$7,846,000

7.20% Debentures due 2036	$69,071,000	$30,070,000

6.15% Notes due 2036	$1,079,230,000	$426,739,000

5.50% Notes due 2039	$600,000,000	$281,842,000

5.72% Notes due 2040	$728,191,000	$293,426,000

The exchange offer was effected pursuant to an offer to exchange commenced on November 14, 2012, that expired at 12:00 midnight, New York City time, at the end of the day on December 12, 2012. Participation in the exchange was limited to holders of the old notes who certified to Lockheed Martin in an eligibility letter as to certain matters, including (1) their status as “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) outside the United States, their status as non-U.S. persons as defined in Regulation S under the Securities Act.

The terms of the new notes are governed by the Indenture dated as of December 14, 2012 (the “Indenture”), between Lockheed Martin and U.S. Bank National Association, as trustee (the “Trustee”), and represented by global notes executed by Lockheed Martin and dated as of December 14, 2012. The Indenture, including the form of new notes, is filed as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The new notes are Lockheed Martin’s general unsecured obligations and rank equally in right of payment with Lockheed Martin’s other current and future unsecured and unsubordinated indebtedness, but effectively are junior to any current and future secured debt to the extent of the assets securing that debt. The new notes also are effectively subordinated to all indebtedness and other liabilities of Lockheed Martin’s subsidiaries to the extent of Lockheed Martin’s subsidiaries’ assets.

The new notes will mature on December 15, 2042. The new notes will bear interest at a rate of 4.07% per annum and interest will be payable semi-annually in arrears on June 15 and December 15 of each year beginning on June 15, 2013. Lockheed Martin may redeem all or any part of the new notes at a redemption price equal to the greater of (i) 100% of the principal amount of the new notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the new notes to be redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the treasury rate (as defined in the Indenture) plus 20 basis points. In either case, the redemption price will also include accrued and unpaid interest to the date of redemption on the principal balance of the new notes being redeemed.

The new notes have not been registered under the Securities Act or any state securities laws. Therefore, the new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. In connection with Lockheed Martin’s issuance of the new notes, Lockheed Martin and the dealer managers entered into a registration rights agreement. Under that agreement, Lockheed Martin agreed, among other things, to (i) file a registration statement with the Securities and Exchange Commission for an exchange offer in which Lockheed Martin would offer to exchange the new notes for substantially identical notes that would be registered under the Securities Act, and (ii) use commercially reasonable efforts to cause that registration statement to become effective. Lockheed Martin also agreed that under certain circumstances it would file a shelf registration statement with the Securities and Exchange Commission covering resales by holders of the new notes in lieu of the registered exchange offer.

The foregoing descriptions of the Indenture and the new notes are qualified in their entirety by reference to the Indenture which is filed and incorporated by reference as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

INFORMATION PROVIDED FOR U.S. FEDERAL INCOME TAX PURPOSES: Solely for U.S. federal income tax purposes, Lockheed Martin has determined that (i) the new notes are “traded on an established market” within the meaning of section 1.1273-2(f) of the Treasury Regulations, and (ii) the “issue price” of the new notes within the meaning of section 1.1273-2(b) of the Treasury Regulations is $979.75 per $1,000 face amount of the new notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Indenture dated as of December 14, 2012 for 4.07% Notes due 2042, including the form of 4.07% Notes due 2042 attached thereto as Exhibit A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Vice President & Associate General Counsel

December 17, 2012

Exhibit Index

Exhibit No.	Description

99.1	Indenture dated as of December 14, 2012 for 4.07% Notes due 2042, including the form of 4.07% Notes due 2042 attached thereto as Exhibit A.